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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-00000) and related Prospectus of Charming Shoppes, Inc. for the registration of 9,525,993 shares of its common stock and to the incorporation by reference therein of our report dated March 11, 2002 with respect to the consolidated financial statements of Charming Shoppes, Inc. included in its Annual Report (Form 10-K) for the year ended February 2, 2002, filed with the Securities and Exchange Commission.


                                                   Ernst & Young LLP



Philadelphia, Pennsylvania
July 1, 2002